FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 29, 2010
Date of Report (Date of earliest event reported)

CAPTERRA FINANCIAL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Eighteenth Street, Suite 250, Denver, Colorado 80202
          (Address of principal executive offices including zip code)

(303) 244-0700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[    ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CapTerra Financial Group, Inc. and its subsidiaries.

Item 1.01   Entry into a Material Definitive Agreement

Amendment and Restatement of 2008 Equity Compensation Plan

On December 29, 2010, the Company amended and restated its 2008 Equity Compensation Plan (the “Plan”) to increase the number of shares reserved for issuance thereunder to 5,050,000 shares and to make certain modifications to the way the Plan is administered.  A copy of the Amended and Restated 2008 Equity Compensation Plan is filed as exhibit 10.1 to this Current Report.

Director Compensation Policy

The disclosure set forth in Item 5.02 under the heading “Director Compensation” is incorporated by reference into this Item 1.01.

Item 5.02  Departure of Directors; Election of Directors; Appointment of Certain Officers

Appointment of New Directors

On December 29, 2010, Richard Bloom, Brian Klemsz, Peter Kloepfer and Loren Snyder were selected for our Board of Directors.  These appointments were made in connection with our combination with NexCore Group LP pursuant to an Interest Purchase Agreement dated as of September 29, 2010, by and among NexCore, its partners and the Company (the “Acquisition”).

In connection with the Acquisition, the former partners of NexCore acquired control of the Company.  Under the terms of a Shareholder’s Agreement entered into in connection with the Acquisition, Gregory C. Venn and Peter Kloepfer, as trustees of a voting trust created for the benefit of the former NexCore partners, have the right to nominate three of our five directors; BOCO Investments LLC (“BOCO”) and GDBA Investments, LLLP (“GDBA”) together have the right to nominate one director; and the four directors so appointed have the right to nominate the remaining director.  The Acquisition and the Shareholders’ Agreement were previously disclosed on a Current Report on Form 8-K filed with the SEC on October 5, 2010.

Messrs. Kloepfer, Snyder and Venn were nominated by the trustees.  Brian Klemsz was nominated by BOCO and GDBA.  Richard Bloom was nominated by the existing and newly-appointed directors.  The following is a brief summary of the business experience during the past five years for each newly-elected director:

Richard Bloom, 43. Mr. Bloom has served as Executive Chairman of Myprint LLC, a print management company, since 2009.   He served as President and Chief Operating Officer of Renaissance Acquisition Corporation from the date of their initial public offering in 2007 until 2009.  Mr. Bloom served as the Chief Executive Officer of Caswell Massey, a personal care consumer product company, from 2006 to 2007, and as a director and Vice Chairman of Caswell Massey from 2003 to 2007.  From 1999 to 2006, Mr. Bloom served in various positions at Marietta Corporation, most recently as its Chief Executive Officer and President.  Mr. Bloom also served as a director of Marietta Holding Corporation, the successor entity to Marietta Corporation, from 2004 to 2007, and as a director and President of BFMA Holding Corporation, which owned and operated Marietta Corporation, from 1996 to 2004.  Mr. Bloom also served as a director of AmeriQual Group, LLC from 2005 to 2007.

Brian Klemsz, 51. Mr. Klemsz has served as the Chief Investment Officer of BOCO Investments LLC since 2007.  Prior to that time, he served as President and Chief Investment Officer of GDBA Investments, LLLP for seven years.  He currently serves as President, Treasurer and the sole director of WestMountain Distressed Debt, Inc. and WestMountain Index Advisor, Inc.

Peter Kloepfer, 52.  Mr. Kloepfer has served as our Chief Investment Officer since the Acquisition.  Mr. Kloepfer served as Senior Managing Director of NexCore for six years prior to the Acquisition.  Prior to that time, he was a founding partner of the law firm of Kloepfer and Gorrell from August 2003 to January 2005, where among other things he served as outside counsel to NexCore.  Mr. Kloepfer also serves as a director of the Ecological Building Network, a non-profit organization.

Loren Snyder, 61.  Mr. Snyder has served as an “advisory director” to NexCore from the time of its formation until the Acquisition.  Mr. Snyder also serves as President, Treasurer and as a director of Snyder Realty Group, Inc, which he founded in 1989.  Mr. Snyder co-founded Integrated Property Management, Inc. and has served as its Executive Vide President of Operations since 1990.  Mr. Snyder also serves as Secretary and as a director of Integrated Property Management, Inc.  Mr. Snyder assisted in organizing Grand Mountain Bank in Grand County, Colorado in 2004 and served as a director from 2004 to 2009.

Board Committee Assignments

The Board has established an Audit Committee, Compensation Committee, Governance Committee and Capital Committee.  The composition of each committee is as follows:

	Audit	Compensation	Governance	Capital
Chair	Klemsz	Snyder	Klemsz	Bloom
	Bloom	Bloom	Bloom	Klemsz
		Klemsz	Snyder

Transactions With Management And Others

Except for the Acquisition, there were no transactions during our current or last fiscal years, or any currently proposed transaction that, to our knowledge, any director, executive officer, nominee, future director, five percent shareholder, or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest in which the amount involved exceeds $120,000. In addition, none of the foregoing persons have been indebted to us during such periods in an amount exceeding $120,000.

Director Compensation

In connection with the election of the new directors, the Board adopted a compensation policy for our non-employee directors.  Directors who are employees do not receive any additional compensation for their Board service.

Under the policy, each non-employee director will receive an annual retainer of $20,000 and a fee of $1,500 for each meeting of the full Board they attend.  These directors will also receive additional annual retainers for their service on the Board’s committees in accordance with the following schedule:

	Audit	Compensation	Governance	Capital
Chair	$13,000	$10,000	$8,000	$21,000
Member	10,000	7,000	5,000	12,000

Each non-employee director was also granted an option to purchase 225,000 shares of our common stock at an exercise price of $0.15 per share.  One-third of the shares subject to these options vest on each of the first three anniversaries of the date of grant.

We will reimburse our directors for their reasonable out-of-pocket costs in connection with their Board service.  We plan to enter into indemnification agreements with each of our directors and executive officers once our previously announced reincorporation into Delaware is completed.

Resignation of Director

In connection with the Acquisition, G. Brent Backman tendered his resignation from the Board on December 29, 2010.  Mr. Backman’s resignation will take effect once the four new directors have assumed office.  Mr. Backman did not have any disagreements on any matter relating to our operations, policies or practices.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amended and Restated 2008 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011		CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer III
James W. Creamer III Chief Financial Officer